UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐           Preliminary Proxy Statement.
☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒           Definitive Proxy Statement.
☐           Definitive Additional Materials.
☐           Soliciting Material Pursuant to § 240.14a-12.

Partners Group Private Equity (Institutional), LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC
c/o Partners Group (USA) Inc.
450 Lexington Avenue
39th Floor
New York, NY  10017

NOTICE TO MEMBERS

To the Members:

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) is seeking the vote of its members regarding the approval of amendments to the Master Fund’s investment management agreement (the “Master Fund Proposal”).  As a member of the Master Fund, Partners Group Private Equity (Institutional), LLC (the “Fund”) will vote its interests in the Master Fund on the Master Fund Proposal.  The Fund is seeking voting instructions from its members (“Members”) regarding the Master Fund Proposal.  The Master Fund will hold a special meeting of its Members (the “Special Meeting”) on March 30, 2010 at the offices of Partners Group (USA) Inc., 450 Lexington Avenue, 39th Floor, New York, NY  10017. The Special Meeting is being held to consider and vote on the Master Fund Proposal, and to transact such other business as may come before the Special Meeting and any adjournments thereof.

Members of record of the Fund at the close of business on March 5, 2010 (the “Record Date”) are entitled to instruct the Fund on how to vote their pro-rata portion of the Fund’s interests in the Master Fund with respect to the Master Fund Proposal at the Special Meeting and any adjournments or postponements thereof.

You may provide voting instructions by completing, signing, and returning the enclosed voting instruction card by mail in the envelope provided.

If you have any questions before you vote, please contact Partners Group Private Equity (Institutional), LLC, by calling (877) 748-7209.

By Order of the Board of Managers

Scott Higbee
President

Partners Group Private Equity (Institutional), LLC

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IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE SPECIAL MEETING OF MEMBERS TO BE HELD ON MARCH 30, 2010

The Notice of Special Meeting of Members and Proxy Statement are available at usfunds.partnersgroup.com.

By Order of the Board of Managers

Scott Higbee
President

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IMPORTANT NOTICE

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) is seeking the vote of its members regarding the approval of amendments to the investment management agreement.  We recommend that you read the entire enclosed Voting Instruction Request, which describes the Master Fund Proposal in more detail.  For your convenience, we have provided some “Questions and Answers” to assist you in reviewing the Master Fund Proposal.

QUESTIONS AND ANSWERS ABOUT THE VOTING INSTRUCTION

Q.  Why is the Fund seeking your Voting Instructions?

A. The Master Fund is seeking the vote of its members regarding the approval of an amendment to the Master Fund’s investment management agreement.  Currently, under the Master Fund’s investment management agreement, the Master Fund will generally indemnify, defend and hold harmless Partners Group (USA) Inc. (the “Adviser”) and its affiliates from or against losses incurred by reason of the past or present performance of services to the Master Fund by the Adviser, except to the extent such losses shall have been determined to have been incurred by the Adviser by reason of willful misfeasance or gross negligence.  The proposed amendment would clarify that such indemnification would include losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund or the Master Fund to the extent that such losses relate to the Fund or the Master Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the investment management agreement.  The amendment would further provide that the Master Fund would have the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).  As a member of the Master Fund, the Fund will vote its interests in the Master Fund for or against the Master Fund Proposal proportionately to the instructions to vote for or against the Master Fund Proposal received from Members.

Q.  Will my vote make a difference?

A. Yes.  The Fund’s interests in the Master Fund will be voted as described above.

Q. Who can I call if I have questions?

A. We will be pleased to answer your questions about this voting instruction solicitation.  Please call Partners Group Private Equity (Institutional), LLC, at (877) 748-7209 between 8:30 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Q. How do I instruct the Fund to vote?

A. You may use the enclosed postage-paid envelope to mail your voting instruction card.

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VOTING INSTRUCTION REQUEST

This Voting Instruction Request is furnished in connection with the solicitation of voting instructions by the Board of Managers (the “Board”) of Partners Group Private Equity (Institutional), LLC (the “Fund”).  This Voting Instruction Request and the accompanying voting instruction card will be mailed to Members on or about March 15, 2010.  The close of business on March 5, 2010 has been fixed as the record date (the “Record Date”) for the determination of Members entitled to provide voting instructions.  As a member of the Master Fund, the Fund will vote its interests in the Master Fund for or against the Master Fund Proposal proportionately to the instructions to vote for or against the Master Fund Proposal received from Members.  At the close of business on the Record Date, the total of the capital account balances of all Members was approximately $20,288,000.  On the Record Date, the capital account balances of all members of the Master Fund were approximately $25,298,000.  The Fund generally computes its net asset value as of the last business day of each month.  Members’ capital account balances as of the Record Date are based on the Fund’s computation of its net asset value as of February 28, 2010.

All voting instruction cards solicited by the Board that are properly executed and received by the Fund’s Secretary before March 30, 2010 will be counted in determining how the Fund will vote its interests in the Master Fund.  Any Member may revoke his voting instructions at any time before March 30, 2010 by notifying the Fund of revocation in writing or delivering to the Fund a duly executed voting instruction card bearing a later date.  If no instruction is given on a signed and returned voting instruction card for the Master Fund Proposal, it will be voted “FOR” the Master Fund Proposal.

The Fund will vote proportionately to the instructions to vote for or against the Master Fund Proposal received from Members.  Abstentions and broker non-votes have the effect of a negative vote.

The Fund will furnish, without charge, copies of the Fund’s most recent semi-annual report to Members to any Member upon request.  The Fund’s semi-annual and annual reports to Members, when available, may be obtained from the Fund by writing to the Fund c/o Partners Group (USA) Inc. at 450 Lexington Avenue, 39th Floor, New York, NY  10017 or by calling (877) 748-7209.

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General Information About the Fund

The Fund was organized as a limited liability company under the laws of the State of Delaware on August 4, 2008.  The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company.  Interests in the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of and/or Regulation D under the Securities Act of 1933, as amended.  Investments in the Fund may be made only by investors that are considered both “accredited investors” and “qualified clients.”

The Fund operates as a “Feeder Fund” in a “Master/Feeder” structure.  As a “Feeder Fund,” the Fund invests substantially all of its assets in the Master Fund.

PROPOSAL: APPROVAL OF AMENDMENTS TO THE
MASTER FUND’S INVESTMENT MANAGEMENT AGREEMENT

Indemnification of Adviser

Partners Group (USA) Inc. (the “Adviser”) serves as investment adviser to the Master Fund pursuant to an Investment Management Agreement between the Master Fund and the Adviser (the “Investment Management Agreement”) and provides day-to-day investment management services to the Master Fund.  The Investment Management Agreement became effective as of January 1, 2009 and was approved by the organizational member of the Master Fund and the Fund.   Currently, under the Investment Management Agreement, the Master Fund will generally indemnify, defend and hold harmless the Adviser and its affiliates from or against losses incurred by reason of the past or present performance of services to the Master Fund by the Adviser, except to the extent such losses shall have been determined to have been incurred by the Adviser by reason of willful misfeasance or gross negligence.

The Board of Managers of the Master Fund (the “Master Fund Board”) is submitting to members of the Master Fund for their approval an amendment to the Master Fund’s investment management agreement (the “Master Fund Proposal”).  A form of the amended Master Fund investment management agreement is attached as Appendix A.  If the Master Fund Proposal is approved, it would clarify that such indemnification would include losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund or the Master Fund to the extent that such losses relate to the Fund or the Master Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement.  The amendment would further provide that the Master Fund would have the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).  No other material changes are proposed.

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Board Considerations and Recommendation

The Master Fund Board met on February 18, 2010 to consider the approval of the Master Fund Proposal.  The Master Fund Board requested and reviewed, with the assistance of counsel, various materials relating to the Adviser, including materials furnished by the Adviser.  Representatives of the Adviser discussed with the Master Fund Board, and answered Board members’ questions about, the proposed amendment.  The Board discussed the potential benefits to shareholders of having the Adviser enter into the types of agreements in connection with which the Adviser is seeking indemnification rights. The Master Fund Board then voted to submit the Master Fund Proposal to the Master Fund’s members for their approval.

THE BOARD OF MANAGERS NEITHER RECOMMENDS NOR OPPOSES THE AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT.

Information Concerning the Adviser

The Adviser is a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.  The Adviser has its principal offices at 450 Lexington Avenue, 39th Floor, New York, NY  10017.  As of September 30, 2009, the Adviser had approximately $222,750,000 in assets under management.

The following table sets forth the name, position and principal occupation of each chief executive officer and each director of the Adviser.  Each individual’s address is c/o the Adviser, 450 Lexington Avenue, 39th Floor, New York, NY  10017.

Name and Address	Principal Occupation with Adviser
Scott Higbee	President, Director
Brooks Lindberg	Vice President, Secretary, Chief Compliance Officer, Director
Pamela Alsterlind	Director

Pursuant to the Investment Management Agreement, the Master Fund will pay the Adviser a monthly investment management fee equal to 1.25% on an annualized basis of the greater of (i) the Master Fund’s net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.   The Adviser will also receive from each member of the Master Fund, including the Fund, an incentive allocation equal to 10% of the net profits of the Master Fund, calculated in accordance with the Master Fund’s Limited Liability Company Agreement. The Fund will pay the Adviser or one of its affiliates, in its capacity as the servicing agent, a monthly servicing fee, equal to 0.70% on an annualized basis of the Fund’s net asset value as of each month-end.  The Fund had not yet commenced operations as of March 31, 2009.

Other Business

The Board knows of no business other than that specifically mentioned in the Notice to Members that will be presented for consideration at the Special Meeting.  If other business should properly come before the Special Meeting, the Fund will vote thereon in accordance with its best judgment.

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OTHER INFORMATION

Control Persons and Principal Holders of Securities

To the knowledge of the Fund, as of the Record Date, the officers and Managers of the Fund owned, as a group, less than 1% of the outstanding capital account balances of the Fund.

The beneficial owners of more than 5% of the outstanding units of limited liability company interest of the Fund as of the Record Date are as follows:

NAME AND ADDRESS	NUMBER OF UNITS OWNED	PERCENT OF FUND OWNED
Partners Group (USA) Inc. 450 Lexington Avenue New York, NY 10017	20,139	97.90%

Vote Required

As a member of the Master Fund, the Fund will vote its interests in the Master Fund on the Master Fund Proposal.  The Fund is seeking voting instructions from Members regarding the Master Fund Proposal.

Expenses

The [Fund] will bear the expenses incurred in connection with soliciting your voting instructions, including printing, mailing, solicitation and vote tabulation expenses, legal fees, and out-of pocket expenses.

Solicitation of Voting Instructions

It is expected that the solicitation of voting instructions will be primarily by mail.  Certain officers and representatives of the Fund or regular employees or agents of the Adviser or the Fund’s placement agents may also solicit proxies without compensation by mail, telephone, e-mail or personal contact.

Should the Member require additional information regarding the voting instructions or a replacement Voting Instruction Card, the Member may contact the Fund at (877) 748-7209.  Any instruction given by a Member, whether in writing or by telephone, is revocable.

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Administrator

UMB Fund Services Inc., 803 West Michigan Street, Suite A, Milwaukee, Wisconsin 53233, serves as administrator of the Fund (the “Administrator”).  The Administrator provides certain accounting, administrative and investor services to the Fund.

Placement Agent

Foreside Fund Services, LLC, 803 Three Canal Plaza, Portland, Maine 04101, serves as placement agent to the Fund.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, of Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103, serves as the Fund’s independent registered public accounting firm.

Member Proposals and Communications with the Board

The Fund is not required to hold annual meetings of Members and currently does not intend to hold meetings unless Member action is required under the 1940 Act.  Due to the limited number of Members in the Fund, the Board has not adopted formal procedures for Member communications with the Board.  Any Member proposals for any future meetings of Members must be submitted to the Fund within a reasonable time before the Fund begins to print and mail proxy materials for such meeting.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTION CARD IS REQUESTED, A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Joshua Deringer, Secretary
March 15, 2010

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VOTING INSTRUCTION CARD	VOTING INSTRUCTION CARD

PARTNERS GROUP PRIVATE EQUITY (INSTITUTIONAL), LLC
(THE “FUND”)

This voting instruction card is solicited on behalf of
the Board of Managers of the Fund

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) is seeking the vote of its members regarding the approval of amendments to the Master Fund’s investment management agreement (the “Master Fund Proposal”) at a special meeting of the Master Fund to be held on March 30, 2010, or any adjournments or postponements thereof.  As a member of the Master Fund, the Fund will vote its interests in the Master Fund on the Master Fund Proposal.  The undersigned hereby directs that the Fund vote its pro-rata portion of the Master Fund interest in the manner directed on the reverse.  Voting instructions must be received prior to March 30, 2010.

DATED: ___________________

Signature(s)	(Sign in the Box)

NOTE:  This voting instruction card must be signed exactly as your name(s) appears hereon.  If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please indicate this by adding an appropriate title.  A voting instruction card with respect to an interest held in the name of two or more persons is valid if executed by one of them unless at or before exercise of the voting instruction card the Fund receives specific written notice to the contrary from any one of them.  The execution of this voting instruction card is not intended to and does not revoke any prior powers of attorney other than the revocation, in accordance with Delaware Limited Liability Company Act and applicable federal securities laws, of any voting instruction previously granted specifically in connection with the securities subject hereto.

Important Notice Regarding the Availability of Proxy Materials
Member Meeting to Be Held on March 30, 2010.
The Proxy Statement for this meeting is available at usfunds.partnersgroup.com

Please fill in box(es) as shown using black or blue ink or number 2 pencil.  PLEASE DO NOT USE FINE POINT PENS.  [X]

EVERY PROPERLY SIGNED VOTING INSTRUCTION CARD WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE “FOR” THE PROPOSAL

THE BOARD OF MANAGERS NEITHER RECOMMENDS NOR OPPOSES THE AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT.

	FOR	AGAINST	ABSTAIN
1. Approval of Amendments to the Master Fund’s Investment Management Agreement.	☐	☐	☐
	GRANT	WITHHOLD
2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.	☐	☐

Appendix A

Form of Amended Investment Management Agreement

A-1

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the 1st day of January, 2009, as amended on the [  ] day of March, 2010, by and between Partners Group Private Equity (Master Fund), LLC, a Delaware limited liability company (the “Fund”), and Partners Group (USA) Inc., a Delaware corporation (the “Adviser”).

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and engages in the business of acting as an investment adviser; and

WHEREAS, the Fund desires to retain the Adviser so that it will render investment management services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to render such services and/or engage others to render such services to the Fund; and

WHEREAS, in connection with the operations of the Fund and the feeder funds, which invest substantially all of their assets into the Fund (the “Feeder Funds”), the Adviser may enter into agreements with third parties, pursuant to which it is required to indemnify such parties in connection with the Adviser’s obligations under such agreements, and accordingly the parties wish to amend and restate this Agreement to clarify the scope of Section 12 hereof;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as follows:

1.           Appointment of Adviser; Acceptance of Appointment.

(a)           The Fund hereby appoints the Adviser to act as investment adviser and provide investment management services to the Fund, subject to the supervision of the Fund’s board of managers (the “Board”), for the period and on the terms and conditions set forth in this Agreement.  The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement.

(b)           In rendering services under this Agreement, the Adviser shall have regard to (i) the provisions of the Investment Company Act, any rules or regulations thereunder, and other provisions of Federal or state law, which the Fund’s counsel has informed the Adviser are applicable to the Fund; (ii) the provisions of the Limited Liability Company Agreement of the Fund, as amended from time to time (the “LLC Agreement”); (iii) policies and determinations of the Board; (iv) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement on Form N-2 relating to the offering of the Fund’s limited liability company interests (“Interests”), including all exhibits thereto (the “Registration Statement”), as such policies may, from time to time, be amended; and (v) the confidential private placement memorandum and Statement of Additional Information (“SAI”) in effect from time to time of any feeder fund that invests all or substantially all of its assets in the Fund (a “Feeder Fund”).

(c)           The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with any of the members of the Board (the “Managers”) or officers of the Fund with respect to any matters relating to the business and affairs of the Fund.

2.           Investment Management.

(a)           The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth and subject to the supervision of the Board, either directly or indirectly through one or more Subadvisers (as that term is defined in paragraph 4 below) to: (i) develop, implement and supervise the investment program of the Fund and the composition of its portfolio; (ii) determine the timing and amount of commitments, investments and/or disposals to be made by the Fund, the securities and other investments to be purchased or sold by the Fund in connection therewith, including investments in the securities of registered or unregistered investment companies or other vehicles (“Portfolio Funds”) which are managed by other investment managers; and (iii) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for the Fund and the sale or redemption of securities and other investments held in the portfolio of the Fund.

(b)           The securities and other investments purchased or sold by the Fund in connection with the foregoing may include, but are not limited to, shares of capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures, loans and other securities and equity or debt interests and derivatives thereof of whatever kind, whether or not publicly traded or readily marketable and whether directly or indirectly held.

(c)           The Adviser may, subject to the provisions of Section 7 hereof, obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(d)           Nothing in this Agreement shall prevent the Adviser or any of its affiliates (as defined below) or their respective officers, managers, partners, directors, employees or agents (collectively, the “Adviser Related Persons”) from acting as an investment adviser, manager or in any similar capacity for any other person, investment company or similar vehicle, firm or corporation and shall not in any way limit or restrict the Adviser or any Adviser Related Person from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not, in its judgment, materially adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and under the Advisers Act.   For purposes of this Agreement, the term “affiliate” shall mean an “affiliated person” as such term is defined in the Investment Company Act.

3.           Use of Name.

(a)           As licensee of the rights to use and sublicense the use of the name “Partners Group” and any trademarks or derivatives thereof or logo associated therewith, the Adviser hereby grants the Fund a non-exclusive right and sublicense to use (i) the Partners Group name and mark as part of the Fund’s name, and (ii) in connection with the Fund’s investment products and services, in each case only for so long as this Agreement, any other investment management agreement between the Fund and the Adviser (or any organization which shall have succeeded to the Adviser’s business as investment manager (the “Adviser’s Successor”)), or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as the Adviser or the Adviser’s Successor is a licensee of the Partners Group name and mark.  The Fund agrees that it shall have no right to sublicense or assign rights to use the Partners Group name and mark, it shall acquire no interest in the Partners Group name and mark other than the rights granted herein and the Fund shall not challenge the validity of the Partners Group name and mark or the ownership thereof.

(b)           The Fund further agrees that all services and products it offers in connection with the Partners Group name and mark shall meet commercially reasonable standards of quality, as may be determined by the Adviser from time to time.  At the Adviser’s reasonable request, the Fund shall cooperate with the Adviser and shall execute and deliver any and all documents necessary to maintain and protect (including, but not limited to any trademark infringement action) the Adviser and/or enter the Fund as a registered user thereof.

(c)           At such time as this Agreement or any other investment management agreement shall no longer be in effect between the Adviser (or the Adviser’s Successor) and the Fund, or the Adviser no longer is a licensee of the Partners Group name and mark, the Fund shall (to the extent that, and as soon as, it lawfully can) cease to use the current name of the Fund or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser (or the Adviser’s Successor).  In no event shall the Fund use the Partners Group name and mark or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name “Partners Group” or “PG”) if this Agreement or any other investment management agreement between the Adviser (or the Adviser’s Successor) and the Fund is terminated.

4.           Subadvisers.  The Adviser may, subject to its supervision and the supervision of the Board, engage at its own expense, or recommend that the Fund directly engage, at the Fund’s expense, one or more persons (each, a “Subadviser”), including, but not limited to, subsidiaries and affiliated persons of the Adviser, to render any or all of the investment management services that the Adviser is obligated to render under this Agreement, including where a Subadviser (i) provides a continuous investment program and determines the composition of the securities and other assets of the Fund, or (ii) manages a discrete portion of the Fund’s assets directly through separate managed accounts or indirectly through a separate investment fund for which such person serves as the managing member, general partner or in a similar capacity and in which the Fund is the sole investor.  Notwithstanding the foregoing, the selection of Subadvisers shall be subject to the approval by a majority of Managers who are not “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act) (“Independent Managers”) and a vote of a majority of the outstanding Interests, unless the Fund acts in reliance on exemptive or other relief granted, or rule issued, by the SEC from the provisions of the Investment Company Act requiring such approval by security holders.

5.           Compensation.

(a)           Investment Management Fee.  In consideration for the services provided by the Adviser pursuant to this Agreement, the Fund will pay the Adviser a monthly investment management fee (the “Investment Management Fee”) equal to 1.25% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment.  The Investment Management Fee will be computed based on the net asset value and unfunded commitments of the Fund as of the last day of each month, and will be due and payable in arrears within five business days after the end of the month; for purposes of such computation, a commitment shall be considered funded only to the extent that capital contributions in respect of such commitment have been made.  If the Adviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated according to the proportion that such period bears to the full month and shall be payable within five days after the cessation of the Adviser’s services.  The net asset value of the Fund shall be determined pursuant to the applicable provisions of the LLC Agreement and the procedures adopted from time to time by the Board.

(b)           In accordance with the terms of the governing documents of the Fund, the Adviser shall also receive from each member of the Fund an incentive allocation equal to 10% of the net profits of the Fund, calculated in accordance with the LLC Agreement.

6.           Allocation of Expenses.

(a)           All costs and expenses of the Fund not expressly assumed by the Adviser under this Agreement shall be paid by the Fund including, but not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Interests; all fees and expenses relating to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments or proposed investments, whether or not such investments are completed, including travel and other expenses incurred in connection with selection or monitoring of investments, or enforcing the Fund’s rights in respect of such investments; quotation or valuation expenses; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Interests; taxes and governmental fees (including tax preparation fees); the Investment Management Fee and the incentive allocation; the fees and expenses of the Fund’s administrator; fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; bank service fees; costs and expenses relating to any amendment of the LLC Agreement or the Fund’s other organizational documents; expenses of preparing, amending, printing, and distributing offering memoranda, SAIs, and any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of members’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; member recordkeeping and member account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the Managers who are not employees of the Adviser or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations contained in the LLC Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of members of the Fund (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent, escrow agent or other major service provider.

(b)           The Adviser will bear all of its own routine overhead expenses, including but not limited to rent, utilities, salaries, office equipment and communications expenses, and the fees of any Subadviser engaged by it pursuant to Section 4.  In addition, the Adviser is responsible for the payment of the compensation and expenses of those Managers and officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

7.           Certain Portfolio Transactions.

(a)           In executing transactions for the Fund and selecting brokers or dealers, the Adviser (either directly or through Subadvisers) shall place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer (including, without limitation, affiliates of the Adviser), in accordance with applicable policies expressed in the Fund’s Registration Statement and in accordance with any applicable legal requirements.  Without limiting the foregoing, the Adviser (or a Subadviser) shall endeavor to obtain for the Fund the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.  Subject to the appropriate policies and procedures approved by the Board, the Adviser (or a Subadviser) may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), cause the Fund to pay a broker or dealer that provides brokerage or research services to the Adviser (or a Subadviser) an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser (or a Subadviser) determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser’s (or a Subadviser’s) overall responsibilities to the Fund or its other advisory clients.  To the extent authorized by Section 28(e) of the Exchange Act and the Board, the Adviser (or a Subadviser) shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

(b)           To the extent applicable to the Fund and consistent with these standards, in accordance with Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Adviser (or a Subadviser) is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser (or a Subadviser) if it is registered as a broker or dealer with the SEC, to one or more of its affiliates that are registered as brokers or dealers with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Adviser (or a Subadviser).  Such allocation shall be in such amounts or proportions as the Adviser (or a Subadviser) shall determine consistent with the above standards, and, upon request, the Adviser (or a Subadviser) will report on said allocation regularly to the Board indicating the broker-dealers to which such allocations have been made and the basis therefor.

(c)           The Adviser (or a Subadviser) shall be authorized to bunch or aggregate orders for the Fund with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which the Adviser or a Subadviser, as applicable, and its respective affiliates and/or personnel have beneficial interests) in an equitable manner.  When portfolio decisions are made on an aggregated basis, the Adviser (or a Subadviser) may place a large order to purchase or sell a particular security for the Fund.  Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold.  When this occurs, the various prices may be averaged and the Fund will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to the Fund’s disadvantage.  Although in such an instance the Fund will be charged the average price, the Adviser (or a Subadviser) will make the information regarding the actual transactions available to the Fund upon the Fund’s request.  The Adviser or a Subadviser, as applicable, is not required to bunch or aggregate orders.

8.           Record Keeping and Reports.

(a)           The Adviser will maintain all books and records with respect to the Fund's securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Fund's administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore by Rule 31a-2 of the Investment Company Act.

(b)           The Adviser shall regularly report to the Board on the investment program of the Fund and on the Portfolio Funds, issuers and securities generally represented in the Fund’s portfolio, and will furnish the Board such periodic and special reports as the Managers may reasonably request.  The Fund shall furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

9.           Conflicts of Interest.  Whenever the Fund and one or more other accounts or investment companies managed or advised by the Adviser, an Adviser Related Person or a Subadviser has available funds for investment, investments suitable and appropriate for each shall be allocated in a manner believed by the Adviser or the Subadviser to be equitable to each entity.  The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

10.           Independent Contractor.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

11.           Liability.  None of the Adviser, its affiliates, partners, managers, members, principals, directors, officers or employees, nor any of their executors, heirs, assigns, successors or other legal representatives (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall be liable for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance or non-performance of services to the Fund hereunder, in the absence of willful misfeasance or gross negligence in the performance or non-performance of the Adviser’s duties hereunder (collectively, “disabling conduct”).  Any person, even though also employed by the Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

12.           Indemnification.

(a)           To the fullest extent permitted by law, the Fund shall, subject to Section 12(b) hereof, indemnify, defend and hold harmless each Indemnified Person from or against all losses, charges, expenses, assessments, claims, damages, costs and liabilities (“Losses”), including, but not limited to, amounts paid in satisfaction of indemnities, judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such Indemnified Person may be or may have been involved as a party or otherwise (including but not limited to as an indemnitor under any sub-servicing agreement or other agreement entered into by the Adviser for the benefit of the Fund or the Feeder Funds (“Indemnitor Losses”), but only to the extent such Indemnitor Losses relate to the Fund or the Feeder Funds and the indemnity giving rise to such Indemnitor Losses is not broader than that granted by the Fund to an Indemnified Person hereunder), or with which such Indemnified Person may be or may have been threatened, by reason of the past or present performance of services to or on behalf of the Fund by such Indemnified Person, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such Indemnified Person by reason of disabling conduct.

(b)           Expenses, including reasonable counsel fees and disbursements, so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under this Section 12; provided, however, that (i) such Indemnified Person shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnified Person against Losses arising by reason of such Indemnified Person’s disabling conduct, or (iii) a majority of the Managers who are not parties to the proceeding or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnified Person has not engaged in disabling conduct.

(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an Indemnified Person is liable to the Fund or its members by reason of disabling conduct, indemnification shall be provided pursuant to this Section 12 if (i) approved as in the best interests of the Fund by a majority of the Managers who are not parties to the proceeding upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnified Person has not engaged in disabling conduct, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such Indemnified Person is not likely to be liable to the Fund or its members by reason of disabling conduct.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 12 shall not prevent the recovery from any Indemnified Person of any such amount if such Indemnified Person subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its members by reason of disabling conduct.  In any suit brought by an Indemnified Person to enforce a right to indemnification under this Section 12 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 12 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Indemnified Person has not met the applicable standard of conduct set forth in this Section 12.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 12, the burden of proving that the Indemnified Person is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 12 shall be on the Fund (or any member acting derivatively or otherwise on behalf of the Fund or its members).

(e)           The rights of indemnification provided in this Section 12 shall not be exclusive or affect any other right to which any Indemnified Person may be entitled by contract or otherwise under law.  Notwithstanding anything in this Section 12 to the contrary, the provisions of this Section 12 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 12 to the fullest extent permitted by law.  The provisions of this Section 12 shall indefinitely survive the termination or cancellation of this Agreement.

(f)           The Adviser (and the other Indemnified Persons) may rely upon and, in the absence of disabling conduct, shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons.  The Adviser (and the other Indemnified Persons) shall not be held to have notice of any change of authority of any Manager, officer, employee or agent of the Fund until receipt of written notice thereof from the Fund.

(g)           Nothing herein shall make any Adviser (and the other Indemnified Persons) liable for the performance or omissions of unaffiliated third parties not under the Adviser’s reasonable control such as, by way of example and not limitation, custodians, brokers, Subadvisers, postal or delivery services, telecommunications providers and processing and settlement services.

(h)           The Adviser shall not settle, or consent to the settlement of, a claim involving an Indemnitor Loss without the consent of the Fund, which consent shall not be unreasonably withheld; for the avoidance of doubt, the granting or withholding of consent by the Fund in respect of any such settlement shall not affect the Adviser's entitlement to indemnification under this Section 12.

13.           Term of Agreement; Termination.  This Agreement shall remain in effect until the date which is two years from the date first written above, and shall continue in effect year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of: (i) a majority of the Independent Managers cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Board or the holders of a “majority of the outstanding voting securities” of the Fund as defined in the Investment Company Act.  This Agreement may be terminated (i) by the Adviser at any time without penalty upon 60 days’ written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon 60 days’ written notice to the Adviser (which notice may be waived by the Adviser) provided that such termination by the Fund shall be directed or approved by the Board of Managers or by the vote of the holders of a majority of the outstanding voting securities of the Fund.  This Agreement shall automatically be terminated in the event of its assignment (as such term is defined in the Investment Company Act and the rules and regulations thereunder and related regulatory interpretations).

14.           Amendment.  This Agreement may be amended only by the written agreement of the parties.  Any amendment shall be required to be approved by the Board, including a majority of the Independent Managers in accordance with the provisions of Section 15(c) of the Investment Company Act and the rules and regulations adopted thereunder.  If required by the Investment Company Act, any material amendment shall also be required to be approved by such vote of members of the Fund as is required by the Investment Company Act and the rules and regulations thereunder.

15.           Notice.

(a)           Notices relating to termination of the Agreement, breaches of contractual duties, initiation of legal proceedings, complaints in relation to services provided hereunder or any other material notices under the Agreement, other than notices given in the ordinary course of business (each a “Material Notice”), must be given in writing (either by way of facsimile or registered mail). A notice sent by facsimile shall be deemed to have been served at the close of business on the day upon which the other party confirms receipt.  A notice sent by registered mail shall be deemed to have been served at the close of business on the day upon which it is delivered. Material Notices shall be sent as follows, or to such other address as the parties may agree from time to time:

If to the Adviser:

Partners Group (USA) Inc.
450 Lexington Avenue, 39th floor
New York, NY 10017
Attention:  Executive Office
Re: Material Notice, Partners Group Private Equity (Master Fund), LLC
Facsimile:	(212) 763 4701
Telephone:	(212) 763 4700

with a copy to:

Partners Group
Zugerstrasse 57
CH-6341 Baar-Zug, Switzerland
Attention:  Executive Office
Re: Material Notice, Partners Group Private Equity (Master Fund), LLC
Facsimile:	+41 41 768 85 58
Telephone:	+41 41 768 85 85

If to the Fund:

Partners Group Private Equity (Master Fund), LLC
James F. Munsell, Chairman
c/o Partners Group (USA) Inc.
450 Lexington Avenue, 39th floor
New York, NY 10017
Re: Material Notice, Partners Group Private Equity (Master Fund), LLC
Facsimile:	(212) 763 4701
Telephone:	(212) 763 4700

(b)           Any notice or communication required or permitted to be given by either party to the other in the ordinary course of business shall be deemed sufficient if sent by mail, Federal Express (or substantially similar delivery service), facsimile, electronic mail or otherwise as agreed between the parties.

16.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of Federal law.  To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

17.           Fund Obligations.  The obligations of the Fund under this Agreement are not binding upon any Manager or member or officer of the Fund personally, but bind only the Fund and the Fund’s property.  The Adviser hereby acknowledges in this regard that it has notice of the provisions of the LLC Agreement disclaiming liability of Managers and members and officers of the Fund for acts or obligations of the Fund.

18.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be effected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

19.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

By:
Name:
Title:

By:
Name:
Title:

PARTNERS GROUP (USA) INC.

By:
Name:
Title:

By:
Name:
Title: